INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Datron Systems Incorporated on Form S-8 of our reports dated May 12, 1999 and June 4, 1999, appearing in the Annual Report on Form 10-K of Datron Systems Incorporated for the year ended March 31, 1999.


DELOITTE & TOUCHE LLP

San Diego, California
May 25, 2000